EXHIBIT 23.1b

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-42233) of Frequency Electronics, Inc. of our report dated July 6, 2004, except for Note 10 as to which the date is September 28, 2004, relating to the consolidated financial statements and financial statement schedule as of April 30, 2004 and 2003 and for the years then ended, which appears in this Form 10-K.



/s/ PRICEWATERHOUSECOOPERS LLP
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Melville, New York
July 28, 2005